UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2014

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

100 Europa Drive

Chapel Hill, NC 27517

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. – Entry into a Material Definitive Agreement

On January 20, 2014, Heat Biologics, Inc. (the “Company”) entered into an amendment to its Employment Agreement with Matthew Czajkowski dated May 15, 2013 (the “Czajkowski Amendment”), to increase his base salary to $135,000 to reflect the additional responsibilities assumed by Mr. Czajkowski.

On January 20, 2014, the Company entered into an amendment to its Employment Agreement with Melissa Price dated October 1, 2013 (the “Price Amendment”) to better align the timing of her potential future option grant with achievement of the milestones, the number of shares issuable upon exercise of such potential option remained unaffected.

On January 20, 2014, the Company amended its Employment Agreement with Jeffrey Wolf dated December 18, 2009 (the “Wolf Amendment”).  Pursuant to the Wolf Amendment, Mr. Wolf’s base salary was increased to $395,000 per year. Additionally, Mr. Wolf was granted options exercisable for 100,000 shares of common stock, vesting annually pro rata over a two-year period of time.

Following the Company’s successful initial public offering and in light of the additional responsibilities being undertaken by the Company’s management and board members due to the Company’s transition to a public company, the Company’s Compensation Committee conducted an evaluation of the compensation of certain members of the Company’s management and the board of directors.  In order to aid its decision- making, the Compensation Committee considered the compensation practices and the competitive market for executives and directors at companies with which the Company competes for personnel and an independent compensation advisor was retained to conduct a study of the Company’s peer group compensation.  The decision to amend Mr. Wolf’s Employment Agreement to effect an upward adjustment in his compensation was substantially based on the Compensation Committee’s review of competitive market information, including the study conducted by the compensation advisor.  The competitive market information and peer group study results indicated that the overall compensation of the Company’s CEO was below market, in fact it was below the 25th percentile of the peer group, and that following the upward adjustment it remains below but closer to the 25th percentile of the peer group.

This summary description does not purport to be complete and is subject to, and qualified in its entirety by reference to the, Czajkowski Amendment, the Price Amendment and the Wolf Amendment, which are attached as Exhibits 10.1, 10.2 and 10.3  to this Form 8-K and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)     Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Matthew Czajkowski dated January 20, 2014
10.2	Amendment to Employment Agreement between the Company and Melissa Price dated January 20, 2014
10.3	Amendment to Employment Agreement between the Company and Jeffrey Wolf dated January 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2014	HEAT BIOLOGICS, INC.
(Registrant)

	By:	/s/ Matthew Czajkowski
	Name:	Matthew Czajkowski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Matthew Czajkowski dated January 20, 2014
10.2	Amendment to Employment Agreement between the Company and Melissa Price dated January 20, 2014
10.3	Amendment to Employment Agreement between the Company and Jeffrey Wolf dated January 20, 2014